UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

GEE GROUP, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

GEE Group Inc. (NYSE MKT: JOB) ("the Company" or "GEE Group"), a provider of professional staffing services and solutions, today announced that the Company’s new corporate and investor website, www.geegroup.com, is completed and live on the web. GEE Group Inc. has been concentrating its focus on providing customers with highly specialized and higher-margin staffing and human resource (HR) solutions in the professional services areas of information technology (IT), engineering, finance and accounting, and healthcare. The name GEE Group is a part of the new brand strategy and web design for the specialty solution groups, which reinforces the Company’s emphasis in the specialized sectors of staff augmentation. GEE Group has expertise in placing professionals in highly skilled positions in high-demand areas, particularly in the IT space. The new website, www.geegroup.com, further showcases the Company’s service capabilities and brands in the specialized fields. Furthermore, the new website and brand strategy positions GEE Group as a significant national professional staffing and HR solutions provider that is expanding its breadth and depth of service offerings and geographic reach.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release by GEE Group, Inc. dated January 17, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.
(Registrant)

Date: January 17, 2017	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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